UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 13, 2010

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

870 Haliimaile Road, Makawao, Hawaii 96768

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

On May 13, 2010, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2010 annual meeting of shareholders, or the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The number of shares of the Company’s common stock, or the Common Stock that were outstanding as of March 12, 2010, which was the record date for the Annual Meeting, was approximately 8,518,033. The final results of the voting at the Annual Meeting are as follows:

Proposal 1:  To amend the Company’s Restated Articles of Association to change the number of members of the Board of Directors to not less than five (5) nor more than nine (9), and to declassify the Board of Directors.

Shares voted for:	7,535,426
Shares voted against:	43,656
Shares abstained:	17,685
Broker Non-Votes:	0

Proposal 2:  Election of Directors to serve for a one-year term or until their successors are elected and qualified  if Proposal No. 1 is approved:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Stephen M. Case	5,972,951	60,694	1,563,122
Warren H. Haruki	5,971,766	61,879	1,563,122
David A. Heenan	5,575,123	458,522	1,563,122
Kent T. Lucien	5,971,401	62,244	1,563,122
Duncan MacNaughton	5,972,571	66,154	1,563,122
Arthur C. Tokin	5,972,571	61,074	1,563,122
Fred E. Trotter III	5,967,637	66,008	1,563,122

Proposal 3:  Election of Directors to serve for a three-year term or until their successors are elected and qualified if Proposal No. 1 is not approved:

	Shares Voted For	Shares Withheld	Broker Non-Votes
David A. Heenan	5,701,813	331,832	1,563,122
Kent T. Lucien	5,970,251	63,394	1,563,122
Arthur C. Tokin	5,966,446	67,199	1,563,122

Proposal 4:  To amend the Company’s Restated Articles of Association to authorize an additional 20,000,000 shares of the Common Stock:

Shares voted for:	7,139,064
Shares voted against:	416,117
Shares abstained:	41,586
Broker Non-Votes:	0

Proposal 5:  Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010:

Shares voted for:	7,543,956
Shares voted against:	47,624
Shares abstained:	5,187
Broker Non-Vote:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 18, 2010	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer